EXHIBIT 5.1

April 25, 2012

Westmoreland Coal Company
9540 South Maroon Circle, Suite 200
Englewood, CO

Re:  Registration Statement on Form S-3 for Westmoreland Coal Company

Ladies and Gentlemen:

            We have acted as counsel to Westmoreland Coal Company, a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), by the Company, relating to the registration of up to $50,000,000 of the Company’s common stock, par value $2.50 per share (the “Common Stock”), for issuance and sale by the Company from time to time pursuant to Rule 415 under the Securities Act, and the associated Rights (as defined herein).  This opinion letter is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, including any prospectus or prospectus supplement forming a part thereof, other than as to the validity of the Common Stock.

As the basis for the opinion hereinafter expressed, we have examined such statutes, including the Delaware General Corporation Law, as amended (the “DGCL”), corporate records and documents of the Company, certificates of officers of the Company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinion set forth below, including, but not limited to, an executed copy of the Registration Statement, the Company’s Restated Certificate of Incorporation, as amended and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the “Certificate of Incorporation”), the Company’s Amended and Restated Bylaws dated April 9, 2008, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”), and an executed copy of the Company’s Amended and Restated Rights Agreement (the “Rights Agreement”) with  Broadridge Corporate Issuer Solutions, Inc., as rights agent (the “Rights Agent”), that provides for stock purchase rights to be issued with the shares of Common Stock of the Company (the “Rights”).

In making our examination, we have assumed: (i) that all signatures on documents examined by us are genuine; (ii) the authenticity of all documents submitted to us as originals and the legal capacity and competency of all natural persons; (iii) the conformity with the authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies (including telecopies); (iv) that each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (v) the truth, accuracy, and completeness of all documents submitted to us and of all of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; (vi) that the Registration Statement and the Organizational Documents of the Company, each as amended to the date hereof, will not have

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been amended from the date hereof in a manner that would affect the validity of the opinions rendered herein; and (vii) that the Rights Agreement has been duly authorized, executed, and delivered by the Rights Agent, and that the members of the Board of Directors of the Company acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement.

We have also assumed that any execution, delivery, and performance of a Definitive Purchase Agreement (as defined below) will not: (i) violate, conflict with, result in a breach of, or require any consent under, the Organizational Documents or applicable laws with respect to the Company; (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination, or award of any court or governmental body having jurisdiction over the Company or any of its assets; or (iii) constitute a breach or violation of any agreement or instrument that is binding upon the Company and that each Definitive Purchase Agreement will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with the terms of each Definitive Purchase Agreement.  We have relied upon a certificate and other assurances of public officials and officers of the Company as to factual matters without having independently verified such factual matters. In connection with the opinions hereinafter expressed, we have assumed that: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with applicable law; (ii) an appropriate prospectus supplement will have been prepared, delivered and filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Common Stock offered thereby at such time; (iii) the certificates for the Common Stock will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock; (iv) the Common Stock will be issued and sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement and any appropriate prospectus supplement; and (v) a definitive underwriting, placement agent, purchase, or other similar agreement (a “Definitive Purchase Agreement”) with respect to any shares of Common Stock offered will have been duly authorized and validly executed and delivered by the Company and any other parties thereto.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that with respect to the Common Stock and associated Rights, upon (a) the taking by the Board of Directors of the Company, or a duly constituted and acting pricing committee of such board (the “Pricing Committee”), and appropriate officers of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock out of the available authorized Common Stock of the Company and the terms of the offering thereof and related matters, and (b) the issuance and delivery of the Common Stock on behalf of the Company against payment therefor in accordance with a Definitive Purchase Agreement approved by the Board or the Pricing Committee, the Common Stock and associated Rights will be duly authorized, validly issued, fully paid, and non-assessable.

The opinions expressed herein are qualified in the following respects:

(A) We have not considered, and we express no opinion as to, the laws of any jurisdiction other than the DGCL (including the statutory provisions contained therein and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) as in effect on the date hereof.

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(B) We note and it should be understood that the opinion above concerning the Rights does not address the determination a court of competent jurisdiction may make regarding whether the Board of Directors of the Company would be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time and that our opinion above addresses the Rights and the Rights Agreement in their entirety and not any particular provision of the Rights or the Rights Agreement and that it is not settled whether the invalidity of any particular provision of a rights agreement or of rights issued thereunder would result in invalidating in their entirety such rights.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof.  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

                      Very truly yours,

                      /s/ Holland & Hart LLP